Exhibit 99.1

Active Power Announces First Quarter 2009 Results

Revenues increase 48% from same period in prior year

AUSTIN, Texas (April 24, 2009) – Active Power, Inc. (NASDAQ: ACPW) announced results for its first quarter ended March 31, 2009. Revenue for the quarter was $11.1 million, a 48 percent increase compared to the first quarter of 2008.

For the quarter, net loss was $2.4 million, or 4 cents per share. This compares to a net loss of $4.5 million, or 7 cents per share, in the first quarter of 2008 and a loss of $431,000 or 1 cent per share in the immediately prior quarter.

The gross profit margin in the first quarter of 2009 was 29 percent. This compares to a gross profit margin of 10 percent in the first quarter of 2008 and a 32 percent margin achieved in the fourth quarter of 2008 on higher product volumes.

Cash and investments declined $0.7 million during the quarter compared to a decrease of $5.1 million in the first quarter of 2008 and a decrease of $0.6 million in the fourth quarter of 2008. Cash and investments at March 31, 2008, were $10.5 million.

“In a challenging global market, we are pleased to achieve significant year-over-year growth in revenues and overall improvements in our financial results,” said Jim Clishem, president and CEO, of Active Power. “Our sales pipeline of new global opportunities continues to grow, although we are witnessing a longer sales cycle as the impact of economic uncertainty and credit availability is being felt by some customers. We believe that strong interest continues in our products. Our space and power efficient UPS systems lowering electricity costs, while also delivering a greener solution with improved reliability, which should enable us to continue increasing market share throughout 2009. We remain focused on increasing sales and margins, preserving cash, building brand, bundling compelling power solutions, and improving our own internal efficiencies towards operating profitability.”

Business Highlights for the First Quarter 2009

•	Increased product revenues by 55 percent compared to the first quarter of 2008

•	Received and shipped orders to 13 countries and the 119 flywheels shipped was the second highest volume ever shipped

•	Reduced quarterly net loss by 47 percent to $2.4 million from the $4.5 million loss in the first quarter of 2008

•	Announced an order from a blue chip manufacturer for nearly two megawatts of CleanSource® UPS (uninterruptible power supply) systems

•	Annual service revenues up 11 percent compared to the first quarter of 2008, which continue to reflect valuable annuity revenues and benefit of having a direct sales model in place

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Announced membership of Hewlett Packard’s Data Center Solutions Alliance Program whereby Active Power’s PowerHouse solution, will provide a containerized power and cooling architecture for the HP Performance Optimized Data Center (POD

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Incurred an EBITDA loss of $ 1.9 million or 3 cents per share for the quarter. Adjusted EBITDA was a loss of $ 1.6 million, or 3 cents per share for the quarter, a reduction of 59 percent from a loss of $3.8 million in the first quarter of 2008. A reconciliation of EBITDA and Adjusted EBITDA to net income (loss), which is their most directly comparable GAAP measures, is provided below in a table immediately following the Condensed Statement of Operations. A reconciliation of EBITDA per share and Adjusted EBITDA per share to earnings per share, which is their most directly comparable GAAP measures, is provided below in a table immediately following the Condensed Statement of Operations.

Outlook

Active Power expects second quarter 2009 revenues to be between $8 and $12 million. Active Power expects its cash and investments balance as of the end of the second quarter to decrease by up to $1 million.

Conference Call Details

Active Power will host a conference call today, Friday, Apr. 24, 2009, at 11:00 a.m. (ET), to further review first quarter 2009 results. Interested parties can listen via Web cast at http://investor.shareholder.com/media/eventdetail.cfm?eventid=67871&CompanyID=ACPW&e=1&mediaKey=8F2957B31FDCB618213C512CC6CE8FFF.

A replay of the Web cast will be available until May 8, 2009. Investors may access the live broadcast and replay via Active Power’s Web site at www.activepower.com.

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About Active Power

Active Power (NASDAQ: ACPW) provides efficient, reliable and green critical power solutions and uninterruptible power supply (UPS) systems to enable business continuity in the event of power disturbances. Founded in 1992, Active Power’s flywheel-based UPS systems protect critical operations in data centers, healthcare facilities, manufacturing plants, broadcast stations and governmental agencies in more than 40 countries. With expert power system engineers and worldwide services and support, Active Power ensures organizations have the power to perform. For more information, please visit www.activepower.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain forward-looking statements that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include delays in new product development, product performance and quality issues and the acceptance of our current and new products by the power quality market. Please refer to Active Power filings with the Securities and Exchange Commission for more information on the risk factors that could cause actual results to differ.

Active Power, CleanSource and CoolAir are registered trademarks of Active Power, Inc. The Active Power logo, PowerHouse and PowerCentre are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial information prepared on a GAAP basis, this release and the accompanying tables include non-GAAP measures of EBITDA, Adjusted EBITDA, EBITDA per share and Adjusted EBITDA per share. EBITDA represents our GAAP based net income (loss) adjusted to exclude the impact of interest, taxes and depreciation expense. Adjusted EBITDA represents our GAAP based net income (loss) adjusted to exclude the impact of interest, taxes and depreciation expense, as well as stock-based compensation expense and any other one-time non-cash charges. We believe these adjustments provide meaningful supplemental information regarding our performance to our investors and enhance the overall understanding of our past financial performance. These non-GAAP measures are an indication of our baseline performance that are considered by management for purposes of making operational decisions. In addition these non-GAAP measures are the primary indicators management uses as a basis for our planning and forecasting for future periods. The presentation of this additional information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of our non-GAAP financial measures to the GAAP basis results is provided below in a table immediately following the Condensed Consolidated Statement of Operations.

Active Power Investor Contact:	Active Power Media Contact:
John K. Penver	Lee Higgins
Chief Financial Officer	Public Relations
512-744-9234	512-744-9488
jpenver@activepower.com	lhiggins@activepower.com

ACTIVE POWER, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	March 31 2009	December 31 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$10,111	$10,468
Short-term investments in marketable securities	404	703
Accounts receivable, net	8,081	9,450
Inventories	5,861	6,689
Prepaid expenses and other	564	470

Total current assets	25,021	27,780
Property and equipment, net	4,126	4,492
Deposits and other	382	399

Total assets	$29,529	$32,671

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$2,574	$2,414
Accrued expenses	4,288	5,425
Deferred revenue	1,434	1,490
Revolving line of credit	2,000	2,000

Total current liabilities	10,296	11,329

Long-term liabilities	480	521
Stockholders’ equity:
Common stock	60	60
Treasury stock	(59)	(59)
Additional paid-in capital	260,659	260,344
Accumulated deficit	(241,210)	(238,843)
Other accumulated comprehensive income (loss)	(697)	(681)

Total stockholders’ equity	18,753	20,821

Total liabilities and stockholders’ equity	$29,529	$32,671

ACTIVE POWER, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Product revenue	$9,709	$6,248
Service and spares revenue	1,434	1,290

Total revenue	11,143	7,538

Cost of product revenue	6,901	5,657
Cost of service and spares revenue	980	1,098

Total cost of revenue	7,881	6,755

Gross profit	3,262	783

Operating expenses:
Research and development	1,101	1,402
Selling and marketing	3,330	2,950
General & administrative	1,139	1,182

Total operating expenses	5,570	5,534

Operating loss	(2,308)	(4,751)

Interest income (expense)	(10)	163
Other income (expense)	(49)	119

Net loss	$(2,367)	$(4,469)

Net loss per share, basic & diluted	$(0.04)	$(0.07)
Shares used in computing net loss per share, basic & diluted	60,124	60,124

Comprehensive loss:
Net loss	$(2,367)	$(4,469)
Translation gain (loss) on subsidiaries in foreign currencies	(18)	170
Change in unrealized gain (loss) on investments in marketable securities	2	3

Comprehensive loss	$(2,383)	$(4,296)

Active Power, Inc

GAAP to Non-GAAP Reconciliation

	Three months ended Mar. 31
	2009	2008
Net income (loss)	$(2,367)	$(4,469)
Plus:
Interest expense (income)	10	(163)
Depreciation expense	471	462

EBITDA (loss)	$(1,886)	$(4,170)

Stock-based compensation (a)	317	352
Adjusted EBITDA (loss)	$(1,569)	$(3,818)

EBITDA (loss) per share	$(0.03)	$(0.07)
Adjusted EBITDA (loss) per share	$(0.03)	$(0.06)
Number of shares used in computing non-GAAP EBITDA (loss) per share	60,124	60,124

(a)	Stock-based compensation expense:

	Three months ended Mar. 31
	2009	2008
Cost of revenue	$69	$76
Research and development	38	95
Sales and marketing	50	37
General and administrative	160	144

total	$317	$352

Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005, and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.